UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 2, 2025

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8798 9th Street

Rancho Cucamonga, CA 91730

(Address Of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 2, 2025, iPower Inc. (the “Company”), received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the 30 consecutive business day period between November 15, 2024 to December 31, 2024, the closing bid price for the Company’s common stock (the "Common Stock") was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). The notification from Nasdaq had no immediate effect on the Company’s Nasdaq listing and the Company’s Common Stock will continue to trade on Nasdaq under the ticker symbol “IPW.”

In accordance with Nasdaq Rules, the Company was provided with an initial period of 180 calendar days, or until July 1, 2025 (the “Initial Grace Period”), to regain compliance with the Bid Price Requirement. Since the Initial Grace Period was coming to an end and the Company had not yet regained compliance, on June 12, 2025, the Company submitted a plan of compliance (the “Plan of Compliance”) to Nasdaq seeking an additional 180-day grace period (the "Additional Grace Period") to regain compliance with the Bid Price Requirement. The Plan of Compliance set forth the steps the Company would take to regain compliance with the Bid Price Requirement within the additional 180-day period, including effectuating a reverse split of its common stock, if deemed necessary.

On July 2, 2025, the Company received formal approval from Nasdaq granting it an additional 180 days, or until December 29, 2025 (the “Compliance Date”), to regain compliance with the Bid Price Requirement.

If at any time before the Compliance Date the closing bid price for the Company’s Common Stock is at least $1.00 for a minimum of 10 consecutive business days, the Staff will provide the Company written confirmation that it has regained compliance with the Bid Price Requirement. If the Company does not regain compliance with the Bid Price Requirement by the Compliance Date, the Staff will provide written notification to the Company that its Common Stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel. There can be no assurance that the Company will regain compliance or otherwise maintain compliance with any of the other listing requirements. Nonetheless, the Company intends to monitor the closing bid price of its Common Stock and will, if necessary, consider available options to regain compliance with the Bid Price Requirement prior to the Compliance Date.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPOWER, INC.
Dated: July 3, 2025
	By:	/s/ Chenlong Tan
	Name:	Chenlong Tan
	Title:	Chief Executive Officer

3